Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2021 (October 8, 2021 as to the effect of the 5-for-1 common and convertible preferred stock split described in Note 16) relating to the financial statements of Paragon 28, Inc., appearing in Registration Statement No. 333-259789 on Form S-1 of Paragon 28, Inc.

/s/ Deloitte & Touche LLP

Denver, Colorado

October 19, 2021